UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Skyworks Solutions, Inc.

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Spring 2026 2026 Annual Meeting Stockholder Engagement

Please note that the attached presentation includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections and information relating to future events, prospects, expectations and results of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments). We caution you that actual results may differ materially and adversely from those projected in the forward-looking statements as a result of certain risks and uncertainties, those noted in the appendix to this presentation and in our most recent Form 10-K and Form 10-Q filings, which you may obtain for free at the SEC’s website at https://www.sec.gov. We undertake no obligation to update any forward-looking statements. This presentation contains certain non-GAAP financial measures that Skyworks believes are useful in evaluating our operating performance. Refer to the appendix to this presentation for reconciliation to GAAP of these non-GAAP measures and to our most recent earnings release at https://investors.skyworksinc.com for additional information about our use of non-GAAP financial measures. Third-party trademarks and logos are the property of their respective owners. 2 Safe Harbor Statement

Skyworks is at the Forefront of Connectivity

Our Strategic Advantage


Trusted Leader
Connectivity Leadership
World-Class Scale
Differentiated Manufacturing Footprint
Connectivity Everywhere
Capitalizing on Ubiquitous Wireless Technologies
Expanding Customer Reach
~6,900 Customers Across Mobile and Broad Markets
Strong Cash Generation
Fund Growth Opportunities While Returning Cash to Stockholders

Transformative Merger with Qorvo

The transaction is expected to deliver:

- ✓ A stronger innovation pipeline with the creation of an innovative global RF, analog and power technology company that can provide customers with more highly integrated, complete solutions, as well as a broad range of products and technologies
- ✓ Enhanced scale and financial profile, supported by a stronger, more balanced revenue base
- ✓ Advances in our US manufacturing position and improved factory utilization
- ✓ $500 million or more of annual cost synergies within 24 to 36 months after closing once the companies are fully integrated

In February 2026, our stockholders approved the proposals that would allow us to effectuate this business combination

Strong Financial Performance

Net Revenue


$3.3B
$3.4B
$4.1B
FY15
FY20
FY25

Cash Flow Generation


$1.0B
$0.6B
$1.2B
$0.8B
$1.3B
$1.1B
FY15
FY20
FY25
Operating Cash Flow
Non-GAAP Free Cash Flow(1)

Total Annual Dividends[2]


$0.65
$1.82
$2.81
FY15
FY20
FY25

(1) Non-GAAP – Adjusted for Certain Items. See Appendix for a Reconciliation to GAAP.
(2) On a per share basis.

3

Key Leadership Transitions to Guide Skyworks’ Next Chapter of Growth 4 Phil Brace CEO and President Joined SWKS in February 2025 ✓ Extensive experience in the semiconductor, server, IoT and storage industries, having held roles across software, hardware, engineering, marketing and sales ✓ Former CEO and president of Sierra Wireless where he led the company through significant operational improvements ✓ Accomplished technology executive with a track record of success in leadership roles across Inseego, Veritas Technologies and Seagate Technology Phil Carter CFO and Senior Vice President Rejoined SWKS in September 2025 ✓ Previously served in multiple roles at Skyworks, including corporate controller and principal accounting officer ✓ Experience leading enterprise-wide strategic operational initiatives, including financial transformation, operational scalability and implementation of robust reporting systems to support Skyworks’ growth ✓ Significant semiconductor industry experience, including at Advanced Micro Devices and Broadcom, where he helped transform Broadcom’s accounting organization during a period of rapid growth Following a robust succession process with the help of an executive search firm, Skyworks appointed Phil Brace as CEO in February 2025 and Phil Carter as CFO in September 2025

FY25 Executive Compensation Aligned with Stockholder Interests

Pay Element	Objectives and Details	Performance Metrics
Salary	▪ Designed to attract and retain talented executives and recognize individual roles and responsibilities	--
Short-Term Incentive	▪ Established annually by the Compensation and Talent Committee ▪ Based on achievement of pre-established performance goals that are measured over a one fiscal-year period	• Revenue (50%) • Non-GAAP Operating Income(1) (50%)
Performance Shares *60% of total targeted equity compensation*	▪ Aligns executives' interests with those of stockholders over one- and three-year performance periods ▪ Relative EBITDA and TSR metrics require above-median performance, targeting the 55th percentile of peer group ▪ For FY25 awards, performance and vesting periods of EBITDA margin metric increased to three years *(previously two years)* **Starting with FY25** ▪ Shares earned with respect to emerging revenue growth vest after two years, while shares earned with respect to the relative TSR metric vest after three years	• One-year emerging revenue growth (25%) • Three-year relative EBITDA margin (25%) • Three-year relative TSR (50%)
Restricted Stock Units *40% of total targeted equity compensation*	▪ Retains key executives through time-based vesting ▪ Aligns executives' interests with those of stockholders over four-year vesting period	--

Short-Term Incentive Target Setting

- Goals aligned with our annual operating plan
- Targets were set in early FY25 and considered the broader macroeconomic environment, market conditions and expected customer demand
- Above target achievement in FY25 was due to stronger than expected performance

For FY26, all performance share awards will cliff vest at the end of a three-year period

Compensation program and total target opportunity designed to attract and retain talent during a critical transition period for the Company

(1) *Non-GAAP operating income typically excludes from GAAP operating income the following: share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments and restructuring-related charges.*

5

SKYWORKS

CEO New Hire Award Fully Performance Based



158% stock price appreciation still required to reach final tranche
29% stock price appreciation still required to achieve any payout
$164.09
$131.27
$114.87
$98.46
$82.05
$65.64
Share Price as of 4/24/26: $63.65
Base Price(1)
Tranche 1 Hurdle
Tranche 2 Hurdle
Tranche 3 Hurdle
Tranche 4 Hurdle
Tranche 5 Hurdle

Award Context and Rigor:

- Inducement award designed to incentivize long-term stock price performance and tie directly to stockholder experience
- Grant date fair value of $16 million[(2)]
- CEO only realizes value after creation of significant stockholder value
- Rigor of award is illustrated by the 29% stock price appreciation still required to hit first hurdle based on current stock price and 158% stock price appreciation required to hit the final tranche based on current stock price

Key Award Features:

- **Delayed stock price measurement start establishes immediate long-term performance link:** Performance period is 2/17/27 – 2/17/31, beginning two years into CEO's tenure, which incentivizes actions that drive long-term stock price appreciation
- **Stock price outperformance required:** Each tranche requires significant increase in share price; final tranche requires 150% increase above base price
- **Sustained multi-day performance required:** Share price hurdle achievement measured on average of closing share prices for trailing 60 trading days within the performance period up to and including the day of measurement
- **Rigorous vesting provision:** If price hurdles are achieved, shares only vest on the one-year anniversary of the applicable price hurdle achievement date

(1) Equal to the average closing price for the seven trading days following February 5, 2025.
(2) Based on Compensation and Talent Committee's independent advisor's Monte Carlo simulation.

6

SKYWORKS

Executive Compensation Program Aligned with Best Practices 7 Our executive compensation program reflects our pay-for-performance philosophy and has been shaped by responsivenessto stockholder input What We Do ✓ Heavily weight executive compensation toward “at risk,” performance-based compensation ✓ Use multi-year vesting for executive officer equity awards, with 100% of the annual performance share awards for fiscal year 2026 cliff vesting at the end of a three-year vesting period ✓ Maintain a clawback policy providing for recovery of incentive compensation from Section 16 officers in the event of a financial restatement ✓ Maintain robust stock ownership guidelines for executive officers and non-executive directors ✓ Benchmark pay practices against selected peer companies with whom we compete for executive talent ✓ Maintain a cash severance limitation policy applicable to executive officers ✓ Conduct regular engagement with stockholders on compensation-related topics What We Don’t Do ⊗Guarantee bonus payments or base salary increases ⊗Provide single-trigger change-in-control benefits ⊗Provide excise tax gross-up payments in connection with a change in control of the Company ⊗Provide excessive perquisites to our executive officers ⊗Provide retirement or pension benefits to our executive officers that are not available to employees generally ⊗Permit hedging, pledging or other forms of speculative transactions by employees or directors ⊗Allow for the repricing of stock options without stockholder approval ⊗Pay dividends or dividend equivalents on unearned performance shares or restricted stock units ⊗Include “evergreen” provisions or “liberal” change-in-control definitions in our equity incentive award plans

Share Request Proposal: Thoughtful Use of Long-Term Incentive Plan 8 We are requesting approval to add eight million shares under a new equity plan to enable us to attract, retain and motivate the most talented employees in our industry Equity Request Rationale and Considerations ▪ In determining the share needs of the Company, the Compensation and Talent Committee considered anticipated annual equity awards, projected new-hire equity awards, and potential motivational and retention needs across the broad base of our long-term incentive plan participants, which includes ~25% of our employees ▪ The Committee also considered the dilutive impact to our stockholders and anticipates that this equity request will be sufficient for approximately two years of grants ▪ Practices and plan features, including vesting provisions, are fully aligned with industry norms ▪ Our Board believes the shares requested is judicious, sustainable and critical to meeting our business needs ▪ Attracts, Incentivizes, Retains and Motivates Talent. It is critical to our success that we attract and retain excellent talent in a competitive labor market, especially during a transformative time at the Company as we prepare for our planned merger with Qorvo ▪ Aligns with Our Pay-for-Performance Compensation Philosophy. Supports our performance-based compensation program, and for example, if our stock appreciates, employees receive greater compensation at the same time our stockholders receive greater return on their investment ▪ Aligns Employee Interests with Stockholder Interests. Providing top performers, critical talent, and key employees with equity compensation directly aligns the interests of those employees with the interests of our stockholders ▪ Consistent with Stockholder Interests and Sound Corporate Governance. The 2026 Plan was purposefully designed to include features that are consistent with the interests of our stockholders Reasons Stockholders Should Approve the 2026 Plan

Highly Qualified and Experienced Director Nominees

Skyworks' Board is comprised of directors with a range of backgrounds and experiences aligned with our strategy, enabling effective oversight and valuable guidance to senior management

Mr. Philip G. Brace
CEO and President
Skyworks
Committees: None | *Joined in 2025*

Ms. Christine King
Chairman of the Board
Former Executive Chairman
QLogic
Committees: AC, CTC | *Joined in 2014*

Mr. Alan S. Batey
Former EVP and President of North America
General Motors
*Committees: CTC** | *Joined in 2019*

Mr. Kevin L. Beebe
President and CEO
2BPartners
*Committees: NCGC** | *Joined in 2004*

Mr. Eric J. Guerin
Chief Financial Officer
RB Global
Committees: AC | *Joined in 2022*

Ms. Suzanne E. McBride
Chief Operations Officer
Iridium Communications
Committees: NCGC | *Joined in 2022*

Mr. David P. McGlade
Former Executive Chairman
Intelsat
Committees: AC, NCGC* | *Joined in 2005*

Mr. Robert A. Schriesheim
Chairman
Truax Partners
Committees: None | *Joined in 2006*

Ms. Maryann Turcke
Former Chief Operating Officer
National Football League
Committees: CTC, NCGC | *Joined in 2023*

** Committee Chair **AC** = Audit Committee; **CTC** = Compensation and Talent Committee; **NCGC** = Nominating and Corporate Governance Committee*

In connection with Phil Brace's appointment as CEO in February 2025, Chris King, who had served as Skyworks' Lead Independent Director since 2019, was appointed Independent Chairman of the Board

Balanced Board



< 5 Years
4
Appropriate Balance of Tenure
4
> 10 Years
1
5-10 Years



89%
Independent

9

We Ask for Your Support at the 2026 Annual Meeting 10 Proposal 1 FOR Election of Nine Directors Proposal 2 FOR Ratification of Appointment of KPMG LLP Proposal 3 FOR Advisory Vote to Approve Compensation of Named Executive Officers Proposals 4-7 FOR Amendments to Certificate of Incorporation to Eliminate Supermajority Vote Provisions Proposal 8 FOR Approve 2026 Long-Term Incentive Plan Proposal 9 AGAINST Stockholder Proposal Regarding Greenhouse Gas Emission Reduction Efforts Report

This presentation includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, prospects, expectations, and results of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “target,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows. These risks, uncertainties and other important factors include: the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; the mix and volume of phone models sold by our largest customer; the potential impacts on our business, reputation, relationships, results of operations, cash flows and financial condition as a result of the proposed merger transactions with Qorvo, Inc. (“Qorvo”); the possibility that expected benefits related to such transactions with Qorvo may not materialize as expected; such transactions with Qorvo being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; Skyworks or Qorvo’s business experiencing disruptions as a result of the acquisition or due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; Skyworks and Qorvo being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; the costs, fees, expenses and other charges related to the transactions with Qorvo, including with respect to any related litigation; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Laboratories Inc. and the substantial amount of additional indebtedness we expect to incur in connection with the Qorvo transaction; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine, Iran and the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings with the Securities and Exchange Commission. The forward-looking statements contained in this presentation are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Appendix: Safe Harbor Statement 11

12 Appendix: Unaudited Reconciliations of Non-GAAP Financial Measures Twelve Months Ended (in millions) Oct. 3, 2025 Oct. 2, 2020 Oct. 2, 2015 GAAP net cash provided by operating activities $ 1,301 $ 1,205 $ 993 Capital expenditures (195) (389) (430) Non-GAAP free cash flow $ 1,106 $ 816 $ 563

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